United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

Black Diamond, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24277 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2012, ADMIN BG Holding GmbH (to be renamed Black Diamond Austria GmbH “BD Austria”), an Austrian corporation and wholly owned subsidiary of Black Diamond, Inc. (“Black Diamond”), entered into a Share Purchase Agreement (the “Agreement”) to acquire PIEPS Holding GmbH and its operating subsidiary, PIEPS GmbH (collectively “PIEPS”), an Austrian designer and marketer of avalanche beacons and snow safety products (the “PIEPS Acquisition”), from Seidel Privatstiftung (the “Seller”).

Pursuant to the terms of the Agreement, by and among BD Austria and the Seller, BD Austria will acquire PIEPS for €8.0 million or approximately $10.4 million in cash and will also assume approximately €2.1 million or $2.7 million in debt. BD Austria has committed up to an additional estimated €2.3 million or approximately $3.0 million of contingent purchase price upon PIEPS’ achievement of certain sales targets between April 1, 2012 and March 31, 2015, which may be paid, at Black Diamond’s discretion, either in cash, in shares of Black Diamond common stock or a combination of cash and such shares. Black Diamond has guaranteed the obligations of BD Austria under the Agreement.

The Seller has made customary representations, warranties and covenants in the Agreement, including among others (i) regarding its ownership of PIEPS’ shares as well as PIEPS’ operations, subsidiaries and financial condition, and (ii) to conduct the PIEPS business in the ordinary course during the period between the execution of the Agreement and the closing of the PIEPS Acquisition.

BD Austria’s obligation to consummate the PIEPS Acquisition is subject to customary closing conditions. The Agreement further provides BD Austria with the right, among other rights, not to close the PIEPS Acquisition in the event that there is any (i) Material Adverse Change (as defined in the Agreement) on PIEPS’ or its subsidiaries’ respective results of operations, assets, liabilities, properties, business or prospects; (ii) breach of the accuracy of the representations and warranties of the Seller; or (iii) condition not satisfied prior to closing.

No assurances can be given that the PIEPS Acquisition will be consummated. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following Exhibit is filed herewith as a part of this Report:

Exhibit	Description

10.1	Share Purchase Agreement dated September 24, 2012, by and among ADMIN BG Holding GmbH (to be renamed Black Diamond Austria GmbH) and SEIDEL Privatstiftung.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2012

BLACK DIAMOND, INC. By: /s/ Robert Peay Name: Robert Peay Title: Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit	Description
10.1	Share Purchase Agreement dated September 24, 2012, by and among ADMIN BG Holding GmbH (to be renamed Black Diamond Austria GmbH) and SEIDEL Privatstiftung.